Exhibit 10.11

AGREEMENT OF LEASE

This Agreement of Lease (“Lease”) between the parties set forth below incorporates the Basic Lease Provisions and the General Lease Provisions attached hereto.  In addition to other terms elsewhere defined in this Lease, the following terms whenever used in this Lease shall have only the meanings set forth in this Section, unless such meanings are expressly modified, limited or expanded elsewhere herein.

1.  BASIC LEASE PROVISIONS.

1. Effective Date:	JUNE 1, 2008

2. Tenant:	ADMA BioCenters Georgia Inc., a Delaware corporation, and ADMA Biologics, Inc., a Delaware corporation, jointly and severally, as “Tenant”

3. Landlord:	CIVF I-GA1W15-W23, LLC, a Delaware limited liability company

4. Premises:	The space in the Building cross-hatched on Exhibit A, containing approximately 12,598 rentable square feet (“Rentable Area”) (more or less) of area commonly referred to as Suite 206-208.

5. Building:	That certain approximately 40,369 square foot warehouse building located at 6290 Jimmy Carter Boulevard, Norcross, Georgia.

6. Land:	That certain tract of real property more particularly described on Exhibit B hereto.

7. Property:	The Land and the Building

8. Initial Term:	One hundred twenty (120) full calendar months following the Commencement Date of the Lease

9. Estimated Commencement Date (Paragraph 2):	October 1, 2008

10. Estimated Expiration Date (Paragraph 2):	September 30, 2018

11. Base Rent (Paragraph 4):

Months:	Annual Rate per Rentable Area:	Monthly Rate:

Month 1 through Month 12, inclusive	$11.15 psf	$11,705.64 per month

Month 13 through Month 24, inclusive	$11.43 psf	$11,999.60 per month

Month 25 through Month 36, inclusive	$11.72 psf	$12,304.05 per month

Month 37 through Month 48, inclusive	$12.01 psf	$12,608.50 per month

Month 49 through Month 60, inclusive	$12.31 psf	$12,923.45 per month

Month 61 through Month 72, inclusive	$12.62 psf	$13,248.90 per month

Month 73 through Month 84, inclusive	$12.94 psf	$13,584.84 per month

Month 85 through Month 96, inclusive	$13.26 psf	$13,920.79 per month

Month 97 through Month 108, inclusive	$13.59 psf	$14,267.24 per month

Month 109 through Month 120, inclusive	$13.93 psf	$14,624.18 per month

12. Installment Payable Upon Execution:	$25,154.01 (First Month’s Base Rent, First Month’s Estimated Initial Monthly CAM, and Cash Security Deposit) plus Delivery of the Letter of Credit as described in Item 15 of the Basic Lease Provisions

13. Tenant’s Pro Rata Share (Paragraph 4):	31% (12,598/40,369)

14. Estimated Initial Monthly CAM (Paragraph 4):	$871.36

15. Security Deposit (Paragraph 26):	$439,54023, which such amount constitutes $12,577.00 in cash and $426,963.23 in the form of an irrevocable letter of credit, as more fully described in Paragraph 26 and Exhibit H of the Lease

16. Rent Payment Address:	DCT Industrial Value Fund 1, L.P. c/o IDI Services Group, LLC 3424 Peachtree Rd NE, Suite 1500 Atlanta, GA 30326 Attn: Kelley Gibson

17. Tenant Improvements:	SEE EXHIBIT C

18. Permitted Use of the Premises (Paragraph 3):	The collection, storage, research, and distribution of blood products and incidental office use.

19. Tenant’s Business:	Plasma-Blood Donation Center

20. Landlord’s Address:	518 17th Street, Suite 1700 Denver, Colorado 80202 Attention: Daryl H. Mechem

With a copy to:	DCT Industrial 3340 Peachtree Road, NE Tower 100, Suite 1950 Atlanta, GA 30326

21. Tenant’s Address:	6290 Jimmy Carter Boulevard, Suite 206-208 Norcross, GA

With a copy to:	65 Commerce Way Hackensack, NJ 07601

22. Guarantor:	None

23. Landlord’s Broker(s) (Paragraph 31):	David Nash Nash Commercial 3131 Piedmont Road, Ste 200 Atlanta, GA 30305

24. Tenant’s Broker:	Stephanie Marino & Jeff Taylor CB Richard Ellis 3280 Peachtree Road, NW Suite 1400 Atlanta, GA 30305 T: 404.504.5950 F: 404.504.0023

25. Additional Agreements
EXHIBIT A - Premises
EXHIBIT B - Legal Description of Property
EXHIBIT C - Construction Work Letter (Allowance Amortized)
EXHIBIT D - Rules and Regulations
EXHIBIT E - HVAC Maintenance Contract
EXHIBIT F - Move-Out Conditions
EXHIBIT G - Lease Confirmation Certificate EXHIBIT H - Two Renewal Options at Market EXHIBIT I - Right of First Refusal
EXHIBIT J - Letter of Credit for A Portion of Security Deposit

LANDLORD:	TENANT:

CIVF I-GA1W15-W23, LLC, a Delaware limited liability company	ADMA Biologics, Inc, a Delaware corporation

By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its Sole Member

By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its General Partner

By:	/s/ Daryl H. Mechem	By:	/s/ Jerrold B. Grossman
	Daryl H. Mechem	Name: Jerry Grossman
	Managing Director	Title: CEO
Date: 6/16/08		Date: 6/3/08

ADMA Biocenters Georgia, Inc, a Delaware corporation

By:	/s/ Jerrold B. Grossman
Name: Jerrold B. Grossman
Title: CEO
Date: 6/3/08

GENERAL LEASE PROVISIONS

2.  COMMENCEMENT.  The Initial Term of this Lease shall be for the period shown in Item 8 of the Basic Lease Provisions (the “Lease Term”), commencing on the earlier of (i) the date that the Tenant Improvements are Substantially Completed, (ii) the date that Tenant commences normal business operations from the Premises, but in no event later than October 1, 2008 (the “Commencement Date”).  Unless earlier terminated in accordance with the provisions hereof, the Initial Term of this Lease shall be the period shown in Item 8 of the Basic Lease Provisions.  This Lease shall be a binding contractual obligation effective upon execution hereof by Landlord and Tenant, notwithstanding the later commencement of the Lease Term.  The terms “Tenant Improvements” and “Substantial Completion” or “Substantially Completed” are defined in the attached Exhibit C Work Letter.  Tenant accepts the Premises in its current “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition and Landlord shall have no obligation to refurbish or otherwise improve the Premises for the Lease Term.

If the Commencement Date is delayed or otherwise does not occur on the Estimated Commencement Date set forth in Item 9 of the Basic Lease Provisions, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom.  If the Commencement Date is delayed, the Estimated Expiration Date set forth in Item 10 shall be extended to the last day of the month in which the term will continue for the Lease Term (the “Expiration Date”).

Upon the Commencement Date, the parties hereto shall execute a written statement in the form attached hereto as Exhibit G, attached hereto and by this reference incorporated herein (the “Lease Confirmation Certificate”) confirming the Commencement Date of the Lease, the Expiration Date of the Initial Term of the Lease and the Base Rent schedule during the Initial Term of the Lease, but the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement.

3.  USE.

(a)           The Premises shall be used only for the purpose set forth in Item 18 of the Basic Lease Provisions and for reasonable and customary uses ancillary thereto, and shall not be used for any other purpose.  Landlord shall have the right to deny its consent to any change in the permitted use of the Premises in its sole and absolute discretion.

(b)           Outside storage including, without limitation, drop shipments, dock storage, trucks and other vehicles, is prohibited without Landlord’s prior written consent; provided, however, subject to applicable Legal Requirements, Tenant shall have the right to locate its cooling equipment and backup generators in the truck court directly behind and outside the Premises as shown on Exhibit A, so long as there is no interference with the access of other tenants to the Building parking lots and truck courts.  Tenant shall obtain, at Tenant’s sole cost and expense, any and all licenses and permits necessary for Tenant’s contemplated use of the Premises.  Tenant shall comply with all existing and future governmental laws, ordinances and regulations applicable to the use of the Premises, as well as all requirements of Landlord’s insurance carrier.  Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, nor take any other action which would constitute a nuisance or which would disturb or endanger any other tenants of the Property, or unreasonably interfere with such other tenants’ use of their respective space.  Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly inflammable.

(c)           If any Legal Requirement shall, by reason of the nature of Tenant’s particular use or occupancy of the Premises (as opposed to laws that generally apply to use of the Premises or Property), impose any duty upon Tenant or Landlord with respect to (i) modification or other maintenance of the Premises or the Property, or (ii) the use, alteration or occupancy thereof, Tenant, shall comply with such Legal Requirements at Tenant’s sole cost and expense.  Notwithstanding the foregoing, Tenant, at its sole cost and expense, shall be responsible for the Premises complying with all sprinkler and high pile storage Legal Requirements.  If the Building and/or the Premises is determined by applicable governmental agencies to not be in compliance with Legal Requirements applicable to the Property as of the Commencement Date and such non-compliance is not related to Tenant’s particular use or occupancy of the Premises, then Landlord shall be fully responsible, at its sole cost and expense (which shall not be included in CAM), for making all alterations and repairs to the Property and/or the Premises required by such governmental agencies so that the Property and/or the Premises complies with all such Legal Requirements.  The term “Legal Requirements” shall mean all covenants and restrictions of record (if any), laws, statutes, building and zoning codes, ordinances, and governmental orders, conditions of approval, rules and regulations (including, but not limited to, Title Ill of the Americans With Disabilities Act of 1990), as well as the same may be amended and supplemented from time to time, including, without limitation, all Legal Requirements that pertain to the building structure.  Notwithstanding the foregoing sentence, if there is a “new” Legal Requirement (a Legal Requirement first enacted or made applicable to the Property after the Commencement Date of this Lease) affecting the Property (excluding the Premises), which require Landlord to make capital expenditures or repairs to the Property (excluding the Premises) (a “New Legal Requirement”), the annual amortized portion of such capital expenditures or repairs shall be included in CAM which shall be reimbursed by the tenants in the Property over a commercially reasonable period not to exceed 10 years.  Subject to applicable New Legal Requirements (including any “grandfather” provisions pertaining thereto), Landlord agrees to maintain the Property (except the Premises) in compliance with all Legal Requirements.

(d)           Tenant shall not at any time use or occupy the Premises in violation of the certificates of occupancy issued for or restrictive covenants pertaining to the Building or the Premises, and in the event that any architectural control committee or department of the State or the city or county in which the Property is located shall at any time contend or declare that the Premises are used or occupied in violation of such certificate or certificates of occupancy or restrictive covenants, Tenant shall, upon five (5) days’ notice from Landlord or any such governmental agency, immediately discontinue such use of the Premises (and otherwise remedy such violation).  The failure by Tenant to discontinue such use shall be considered a default under this Lease and Landlord shall have the right to exercise any and all rights and remedies provided herein or by Law.  Tenant shall not place weight upon any portion of the Premises exceeding the structural floor load (per square foot of area) which such area was designated (and is permitted by Legal Requirements) to carry or otherwise use any Building system in excess of its capacity or in any other manner which may damage such system or the Building.

4.  RENT.  Tenant shall pay the Base Rent (as defined in Item 11 of the Basic Lease Provisions), Additional Rent (hereinafter defined) and any other amounts required to be paid by Tenant to Landlord under this Lease (collectively referred to as “Rent”) during the Lease Term, in advance, on the first day of each calendar month, or as otherwise set forth in this Lease, without setoff or deduction, at the address set forth in Item 16 of the Basic Lease Provisions.  In the event any Rent is due for a partial calendar month or year, the Rent shall be equitably adjusted to reflect that portion of the Lease Term within such month or year.  All accrued Rent shall survive the expiration or earlier termination of the Lease Term.  The obligation of Tenant to pay Rent and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations.  The first full monthly installment of Base Rent (as set forth in Item 12 of the Basic Lease Provisions) shall be payable upon Tenant’s execution of this Lease.

(a)           Base Rent.  Tenant shall pay to Landlord, as Base Rent, the sums and amounts set forth in Item 11 of the Basic Lease Provisions.

(b)           Additional Rent.  Tenant shall pay to Landlord, as Additional Rent, Tenant’s Pro Rata Share of the Taxes, Insurance and CAM charges (as such terms are hereinafter defined) incurred by Landlord for and on behalf of the Property.

(i)           Taxes.  Taxes shall include, without limitation, any tax, assessment (both general and special), trustees’ fee, impositions, license fees, or governmental charge (herein collectively referred to as “Tax”) imposed against the Property, or against any of Landlord’s personal property located therein.  Taxes, as herein defined, are predicated upon the present system of taxation in the State of Georgia.  Therefore, if due to a future change in the method of taxation any rent, franchise, use, profit or other tax shall be levied against Landlord in lieu of any Tax which would otherwise constitute a “real estate tax”, such rent, franchise, use, profit or other tax shall be deemed to be a Tax for the purposes herein.  In the event Landlord is assessed with a Tax which Landlord, in its sole discretion, deems excessive, Landlord may challenge said Tax or may defer compliance therewith to the extent legally permitted; and, in the event thereof, Taxes shall include all reasonable costs in connection with such challenge.

(ii)           Insurance.  Insurance shall include, without limitation, premiums for liability, property damage, fire, workers compensation, rent and any and all other insurance (herein collectively referred to as “Insurance”) which Landlord deems necessary to carry on, for, or in connection with Landlord’s operation of the Property.  In addition thereto, in the event Tenant’s use of the Premises shall result in an increase of any of Landlord’s Insurance premiums, Tenant shall pay to Landlord, upon demand, as Additional Rent, an amount equal to such increase in Insurance.  Such payments of Insurance shall be in addition to all premiums of insurance which Tenant is required to carry pursuant to Paragraph 19 of this Lease.

(iii)           Common Area Maintenance.  Common area maintenance charges (hereinafter referred to as “CAM”) shall mean any and all costs, expenses and obligations incurred by Landlord in connection with the operation, ownership, management, repair and replacement, if necessary, of the Building and the Property, including, without limitation, the following:  the maintenance, repair and replacement, if necessary, of the downspouts, gutters and the non-structural portions of the roof; the paving of all parking facilities, access roads, driveways, truck ways, sidewalks and passageways; loading docks and access ramps, trunk-line plumbing (as opposed to branch-line plumbing); common utilities and exterior lighting; landscaping; snow removal; fire protection; exterior painting and interior painting of the common areas of the Property; management fees; additions or alterations made by Landlord to the Property or the Building in order to comply with Legal Requirements (other than those expressly required herein to be made by Tenant) or that are appropriate to the continued operation of the Property or the Building as a bulk warehouse facility in the market area, provided that the cost of additions or alterations that are required to be capitalized for federal income tax purposes shall be amortized on a straight line basis over a period equal to the lesser of the useful life thereof for federal income tax purposes or 10 years; and all other expenses incurred by Landlord for or on behalf of the Property, and all other similar maintenance and repair expenses incurred by Landlord for or on behalf of the Property.  Additionally, CAM does not include costs, expenses, depreciation or amortization for capital repairs and capital replacements required to be made by Landlord under Paragraph 7 of this Lease, debt service under mortgages or ground rent under ground ‘leases, costs of restoration to the extent of net insurance proceeds received by Landlord with respect thereto, leasing commissions, or the costs of renovating space for tenants.  The estimated monthly amount of Tenant’s Pro Rata Share of CAM is set forth in Item 14 of the Basic Lease Provisions, which amount is subject to increase as provided for herein,

(iv)           Payment of Additional Rent.  Landlord shall have the right to invoice Tenant monthly, quarterly, or otherwise from time to time, for Tenant’s Pro Rata Share of the actual Taxes, Insurance and CAM expenses payable by Tenant under this Lease; and Tenant shall pay to Landlord, as Additional Rent, those amounts for which Tenant is invoiced within thirty (30) days after receipt of said invoice.

Alternatively, at Landlord’s election, Landlord shall have the right to invoice Tenant monthly for Tenant’s Pro Rata Share of such Taxes, Insurance and CAM expenses, as reasonably estimated by Landlord.  Any monies paid in advance to Landlord by Tenant shall not accrue interest thereon.  Following the end of each calendar year or property fiscal year, Landlord shall deliver a statement to Tenant setting forth the difference between Tenant’s actual Pro Rata Share of Taxes, Insurance and/or CAM expenses and the total amount of monthly payments, paid by Tenant to Landlord.  Tenant shall thereafter pay to Landlord the full amount of any difference between Tenant’s actual obligation over the total amount of Tenant’s estimated payments, within thirty (30) days after receipt of said statement; conversely, in the event Tenant’s estimated payments exceed Tenant’s actual obligation, Landlord shall either refund the overpayment to Tenant or credit said overpayment against Tenant’s monthly obligation in the forthcoming year.

For purposes of this Lease, Tenant’s Pro Rata Share is hereinafter defined as a fraction, the numerator of which shall be the square footage of the Premises, and the denominator of which shall be the square footage of the rentable area of the Property, which Pro Rata Share is hereby agreed to be as set forth in Item 13 of the Basic Lease Provisions.  In the event this Lease expires on a date other than the end of a billing period, Tenant’s obligation with respect to any amounts owed to Landlord shall survive the expiration of the Lease Term, and shall be invoiced to Tenant when the same have been accurately determined or, at Landlord’s option, such amounts shall be reasonably estimated by Landlord to reflect the period of time the Lease was in effect during such billing period.

Landlord shall maintain complete and accurate records of all Taxes, Insurance and CAM expenses incurred in connection with the Property.  Tenant shall have the right to inspect such records at Tenant’s sole cost and expense, at the office of Landlord’s managing agent during said agent’s normal business hours, upon five (5) days prior written notice.  Landlord shall not be obligated to provide Tenant with detailed summaries or receipts for any expenses incurred by or on behalf of the Property; but Landlord shall provide Tenant with one or more statements setting forth such expenses, categorized by class and amount.  Notwithstanding the aforesaid, unless Tenant asserts specific errors within ninety (90) days after receipt of any invoice, or year-end statement, it shall be deemed that said invoice, or year-end statement, is correct.

(v)           Expense Stops for Tenant’s Pro Rata Share of Taxes and Insurance.  Notwithstanding anything in this Lease to the contrary, it is understood and agreed that the Additional Rent payable by Tenant under this Lease during the Lease Term with respect to Tenant’s Pro Rata Share of Taxes and Insurance shall be limited to the following:  (i) with respect to Tenant’s obligation hereunder to pay Tenant’s Pro Rata Share of Taxes, “Tenant’s Pro Rata Share of Taxes” shall mean Tenant’s Pro Rata Share of the excess, if any, of the Taxes for the calendar year in question over the actual Taxes for the calendar year 2008 (the “Base Year”), and (ii) with respect to Tenant’s obligation hereunder to pay Tenant’s Pro Rata Share of Insurance, “Tenant’s Pro Rata Share of Insurance” shall mean Tenant’s Pro Rata Share of the excess, if any, of the premiums for insurance for the calendar year in question over the actual premiums for Insurance for the Base Year.

The terms and provisions of this Paragraph 4 shall survive the expiration or earlier termination of this Lease.

5.  LATE CHARGE.  Tenant acknowledges and agrees that in the event Tenant is late in the payment of any Rent or other charge due Landlord, Landlord will suffer damages that are extremely difficult to estimate and, therefore, as a reasonable forecast of the damages that are likely to result from such late payment, Tenant shall be assessed a late charge for Landlord’s increased administrative expenses, which late charge shall be equal to five percent (5%), per month, of all outstanding amounts owed Landlord.

6.  UTILITIES.  Landlord agrees to supply water, gas, electricity and sewer connections to the Premises.  Tenant shall pay for all gas, electricity, water and sewer used by Tenant within the Premises, together with any taxes, penalties, surcharges or the like pertaining thereto, and Tenant shall be liable for all maintenance and equipment with respect to the continued operation thereof including, without limitation, all electric light bulbs and tubes.  In no event shall Landlord be liable for any interruption or failure of any utility servicing the Property.  Landlord may cause at Tenant’s expenses any utilities used by Tenant to be separately metered or charged directly to Tenant by the provider.

7.  LANDLORD’S REPAIRS AND MAINTENANCE.  Landlord, at Landlord’s sole cost and expense, shall maintain, repair and replace, if necessary, the foundation, the structural portions of the roof and the exterior walls.  Notwithstanding the aforesaid, in the event any such maintenance or repairs are caused by the negligence of Tenant or Tenant’s employees, agents or invitees, Tenant shall reimburse to Landlord, as Additional Rent, the cost of all such maintenance and repairs within thirty (30) days after receipt of Landlord’s invoice for same.  For purposes of this Paragraph, the term “exterior walls” shall not include windows, plate glass, office doors, dock doors, dock bumpers, office entries, or any exterior improvement made by Tenant.  Landlord reserves the right to designate all sources of services in connection with Landlord’s obligations under this Lease,

8.  TENANT’S REPAIRS AND MAINTENANCE.  Tenant, at Tenant’s sole cost and expense, shall at all times during the Lease Term and in accordance with all Legal Requirements, maintain, service, repair and replace, if necessary, and keep in good condition and repair all portions of the Premises which are not expressly the responsibility of Landlord (as set forth in Paragraph 7 above), including, but not limited to, fixtures, equipment and appurtenances thereto, any windows, plate glass, office doors, dock doors and ancillary equipment, all interior heating, ventilation and air conditioning equipment, office entries, interior walls and finish work, floors and floor coverings, water heaters, electrical systems and fixtures, sprinkler systems, dock bumpers, dock levelers, trailer lights and fans, shelters/seals and restraints, branch plumbing and fixtures, and pest extermination.  In addition thereto, Tenant shall keep the Premises and the dock area servicing the Premises in a clean and sanitary condition, and shall keep the common parking areas, driveways and loading docks free of Tenant’s debris.  Tenant shall not store materials, waste or pallets outside of the Premises, and shall timely arrange for the removal and/or disposal of all pallets, crates and refuge owned by Tenant which cannot be disposed of in the dumpster servicing the Property.  If replacement of equipment, fixtures, and appurtenances thereto are necessary, then Tenant shall replace the same with equipment, fixtures and appurtenances of the same quality, and shall repair all damage done in or by such replacement.

As set forth on Exhibit E hereto, Tenant, at its own cost and expense, shall enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor approved by Landlord for servicing all hot water, heating and air conditioning systems and equipment within the Premises.  The service contract must include all services suggested by the equipment manufacturer in its operations/maintenance manual and an executed copy of such contract must be provided to Landlord prior to the date Tenant takes possession of the Premises.  Notwithstanding the aforesaid, Landlord shall have the option to enter into a regularly scheduled preventative maintenance/service contract on items for and on behalf of Tenant.  Such contract may include, without limitation, all services suggested or recommended by the equipment manufacturer in the operation and maintenance of such system.  In the event Landlord elects such option, Tenant shall reimburse to Landlord, as Additional Rent, all of Landlord’s costs in connection with said contract, as well as Landlord’s actual costs of repair and maintenance of the HVAC system.

Upon the expiration or earlier termination of this Lease, Tenant shall return the Premises to Landlord in substantially the same condition as when received, reasonable wear and tear excepted.  Tenant shall perform all repairs and maintenance in a good and workmanlike manner, using materials and labor of the same character, kind and quality as originally employed within the Property; and all such repairs and maintenance shall be in compliance with all governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier.  In the event Tenant fails to properly perform any such repairs or maintenance within a reasonable period of time, Landlord shall have the option to perform such repairs on behalf of Tenant, in which event Tenant shall reimburse to Landlord, as Additional Rent, the costs thereof within thirty (30) days after receipt of Landlord’s invoice for same.

9.  ALTERATIONS.  Tenant shall not make any alterations, additions or improvements to the Premises or Property (“Alterations”) without the prior written consent of Landlord.  Tenant shall have the right at any time during the Lease Term, without needing Landlord’s prior written consent, to make cosmetic, non-material and non-structural alterations to the Premises which cost shall not exceed Ten Thousand Dollars ($10,000.00) in any one calendar year.  Tenant shall make no Alterations to the Premises, including, without limitation any Alterations (i) which will adversely impact the Building’s mechanical, electrical or heating, ventilation or air conditioning systems, or (ii) which will adversely impact the structure of the Building, or (iii) which are visible from the exterior of the Premises or (iv) which will result in the penetration or puncturing of the roof, without first obtaining Landlord’s prior written consent or approval to such Alterations (which consent or approval shall be in the Landlord’s sole and absolute discretion).  Notwithstanding the aforesaid, Tenant, at Tenant’s sole cost and expense, may install such trade fixtures as Tenant may deem necessary, so long as such trade fixtures do not penetrate or disturb the structural integrity and support provided by the roof, exterior walls or sub-floors.  All such trade fixtures shall be constructed and/or installed by contractors approved by Landlord, in a good and workmanlike manner, and in compliance with all applicable governmental and quasi-governmental laws, ordinances and regulations, as well as all requirements of Landlord’s insurance carrier.

Upon the expiration or earlier termination of this Lease, Tenant shall remove all trade fixtures and any other Alterations installed by Tenant within the Premises; and, upon such removal, Tenant shall restore the Premises to a condition substantially similar to that condition when received by Tenant.  However, notwithstanding the aforesaid, upon Landlord’s written election, such Alterations shall revert to Landlord and shall remain within the Premises.  In no event shall Landlord have any right to any of Tenant’s trade fixtures; and, except as otherwise set forth in this Lease, Tenant may remove such trade fixtures upon the termination of this Lease, provided Tenant repairs any damage caused by such removal.  If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord’s election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant’s sole cost, without waiving Landlord’s right to claim from Tenant all expenses arising out of Tenant’s failure to remove the property, and without liability to Tenant or any other person.  Landlord shall have no duty to be a bailee of any such personal property.  If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

10.  DESTRUCTION.  If the Premises or the Property are damaged in whole or in part by casualty so as to render the Premises untenantable, and if the damages cannot be repaired as reasonably determined by Landlord within one hundred eighty (180) days from the date of said casualty, this Lease shall terminate as of the date of such casualty.  If the damages can be repaired within said one hundred eighty (180) days, and Landlord does not elect within sixty (60) days after the date of such casualty to repair same, then either party may terminate this Lease by written notice served upon the other.  In the event of any such termination, the parties shall have no further obligations to the other, except for those obligations accrued through the effective date of such termination; and, upon such termination, Tenant shall immediately surrender possession of the Premises to Landlord.  Should Landlord elect to make such repairs, this Lease shall remain in full force and effect, and Landlord shall proceed with all due diligence to repair and restore the Premises to a condition substantially similar to that condition which existed prior to such casualty.  In the event the repair and restoration of the Premises extends beyond one hundred eighty (180) days after the date of such casualty due to causes beyond the control of Landlord, this Lease shall remain in full force and effect, and Landlord shall not be liable therefor; but Landlord shall continue to complete such repairs and restoration with all due diligence.  Landlord and Tenant acknowledge and agree that Rent shall abate during the period the Premises is untenantable due to a casualty loss under this Paragraph 10.  In the event only a portion of the Premises are untenantable, Tenant’s Rent shall be equitably abated in proportion to that portion of the Premises which are so unfit.  However, there shall be no Rent abatement if said damage is due to the fault or negligence of Tenant or Tenant’s agents, employees or invitees.

11.  INSPECTION.  Upon prior written notice to Tenant (except in the event of an emergency when no such notice shall be necessary), Landlord shall have the right to enter and inspect the Premises at any reasonable time for the purpose of ascertaining the condition of the Premises, or in order to make such repairs as may be required or permitted to be made by Landlord under the terms of this Lease; provided, however, Landlord shall use reasonable efforts to minimize any disruption to Tenant’s business in the Premises during such entry by Landlord.  Tenant shall have the duty to periodically inspect the Premises and notify Landlord should Tenant observe a need for repairs or maintenance of any obligation to be performed by Landlord under this Lease.  Upon receipt of Tenant’s notice, Landlord shall have a commercially reasonable period of time to make such repairs or maintenance.  In addition thereto, during the last six (6) months of the Lease Term, Landlord shall have the right to enter the Premises at any reasonable time for the purpose of showing the Premises to prospective third-party tenants; and, during said six (6) months, Landlord shall have the right to erect on the Property and/or Premises suitable signs indicating that the Premises are available for lease.

Tenant shall give Landlord thirty (30) days written notice prior to Tenant vacating the Premises, for the purpose of arranging a joint inspection of the Premises with respect to any obligation to be performed therein by Tenant, including, without limitation, the necessity of any repair or restoration of the Premises.  In the event Tenant fails to notify Landlord of such inspection, Landlord’s inspection after Tenant vacates shall be conclusively deemed correct for purposes of determining Tenant’s responsibility for repairs and restoration.

12.  SIGNS.  Tenant shall have the right to install suite signage in the Premises and signage on both sides of the Building above the Premises in the same fashion that the signage appears today, provided that all such signage shall be subject to the reasonable approval of Landlord.  Except for the foregoing, Tenant shall not place or permit any signs, lights, awnings or poles in or about the Premises or the Property, other than the standard building signage as per Landlord specifications, without the prior written consent of Landlord, which consent shall not be unreasonably withheld.  All signage installed by Tenant shall comply with all applicable Legal Requirements.  Tenant shall not change the uniform architecture, paint, landscape, or otherwise alter or modify the exterior of the Property without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

13.  ASSIGNMENT AND SUBLETTING.

(a)           Tenant shall not directly or indirectly, by operation of law or otherwise, assign, sublet, mortgage, hypothecate or otherwise encumber all or any portion of its interest in this Lease or in the Premises or grant any license in any person other than Tenant or its employees to use or occupy the Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.  Any such attempted assignment, subletting, license, mortgage, hypothecation, other encumbrance or other use or occupancy without the consent of Landlord shall be null and void and of no effect.  Any mortgage, hypothecation or encumbrance of all or any portion of Tenant’s interest in this Lease or in the Premises and any grant of a license or sufferance of any person other than Tenant or its employees to use or occupy the Premises or any part thereof shall be deemed to be an “assignment” of this Lease.  In addition, as used in this Paragraph 13, the term “Tenant” shall also mean any entity that has guaranteed Tenant’s obligations under this Lease, and the restrictions applicable to Tenant contained herein shall also be applicable to such guarantor.  Notwithstanding the above, Tenant may assign or sublet the Premises, or any part thereof, to an entity controlled by or is commonly controlled with Tenant (a “Tenant Affiliate”), without the prior written consent of Landlord (a “Tenant Affiliate Transaction”).  Further, provided no default has occurred and is continuing under this Lease, Tenant may, without Landlord’s prior written consent, assign this Lease or sublet the Premises to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant’s assets or equity are transferred, provided (x) such merger, consolidation, or transfer of assets/equity is for a good business purpose and not principally for the purpose of transferring Tenant’s leasehold estate, and (y) the successor entity has a tangible net worth, calculated in accordance with generally accepted accounting principles (and evidenced by financial statements in form reasonably satisfactory to Landlord) at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation, or transfer (a “Merger/Consolidation Transaction”).  For purposes herein, a Tenant Affiliate Transaction and a Merger/Consolidation Transaction shall collectively hereinafter be referred to as a “Permitted Transfer”.  Tenant shall give written notice to Landlord of any Permitted Transfer within thirty (30) days after consummation thereof.  The term “controlled by” or “commonly controlled with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such controlled person or entity; the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of or possession of the right to vote, in the ordinary direction of its affairs, at least fifty-one  percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control.

(b)           No permitted assignment or subletting shall relieve Tenant of its obligation to pay the Rent and to perform all of the other obligations to be performed by Tenant hereunder.  The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting or assignment.  Consent by Landlord to one subletting or assignment shall not be deemed to constitute a consent to any other or subsequent attempted subletting or assignment.  If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord all pertinent information relating to the proposed assignee or sublessee, all pertinent information relating to the proposed assignment or sublease, and all such financial information as Landlord may reasonably request concerning the proposed assignee or subtenant.  Any approved assignment or sublease shall be expressly subject to the terms and conditions of this Lease.

(c)           At any time within thirty (30) days after Landlord’s receipt of the information specified in subparagraph (b) above, Landlord may by written notice to Tenant elect to terminate this Lease as to the portion of the Premises so proposed to be subleased or assigned (which may include all of the Premises), with a proportionate abatement in the Rent payable hereunder.

(d)           Tenant acknowledges that it shall be reasonable for Landlord to withhold its consent to a proposed assignment or sublease in any of the following instances:

(i)           The assignee or sublessee is not, in Landlord’s reasonable opinion, sufficiently creditworthy to perform the obligations such assignee or sublessee will have under this Lease;

(ii)           The intended use of the Premises by the assignee or sublessee is not the same as set forth in this Lease or otherwise reasonably satisfactory to Landlord;

(iii)           The intended use of the Premises by the assignee or sublessee would materially increase the pedestrian or vehicular traffic to the Premises or the Property;

(iv)           Occupancy of the Premises by the assignee or sublessee would, in the good faith judgment of Landlord, violate any agreement binding upon Landlord, or the Property with regard to the identity of tenants, usage in the Property, or similar matters;

(v)           The assignee or sublessee is then actively negotiating with Landlord or has negotiated with Landlord within the previous six (6) months, or is a current tenant or subtenant within the Premises or Property;

(vi)           The identity or business reputation of the assignee or sublessee will, in the good faith judgment of Landlord, tend to damage the goodwill or reputation of the Premises or Property; or

(vii)           In the case of a sublease, the subtenant has not acknowledged that the Lease controls over any inconsistent provision in the sublease.

The foregoing criteria shall not exclude any other reasonable basis for Landlord to refuse its consent to such assignment or sublease

(e)           Any consent by Landlord to any assignment or subletting shall apply only to the specific transaction thereby authorized.  Such consent shall not be construed as (i) a waiver of the duty of Tenant, or the assigns of Tenant, to obtain Landlord’s consent to any subsequent assignment or subletting of all or any portion of Tenant’s interest in this Lease or in the Premises or (ii) modifying or limiting the rights of Landlord under the covenant by Tenant not to assign or sublet all or any portion of Tenant’s interest in this Lease or in the Premises without obtaining the prior written consent of Landlord.

(f)           Notwithstanding any assignment or subletting, Tenant and any guarantor or surety of Tenant’s obligations under this Lease shall at all times during the Initial Term and any subsequent renewals or extensions remain fully responsible and liable for the payment of the Rent and for compliance with all of Tenant’s other obligations under this Lease.  In the event that the Rent due and payable by a sublessee or assignee (or a combination of the rental payable under such sublease or assignment, plus any bonus or other consideration therefor or incident thereto) exceeds the Rent payable under this Lease, then Tenant, after the recovery of all reasonable expenses associated with the sublease or assignment, including tenant improvement costs, architectural fees, commissions, and any other reasonable concessions provided, shall be bound and obligated to pay Landlord, as additional rent hereunder, one-half of all such excess Rent and other excess consideration within ten (10) days following receipt thereof by Tenant.

(g)           If this Lease is assigned or if the Premises is subleased (whether in whole or in part), or in the event of the mortgage, pledge, or hypothecation of Tenant’s leasehold interest, or grant of any concession or license within the Premises, or if the Premises are occupied in whole or in part by anyone other than Tenant, then upon a default by Tenant hereunder Landlord may collect Rent from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionee or licensee or other occupant and, except to the extent set forth in the preceding paragraph, apply the amount collected to the next Rent payable hereunder; and all such Rent collected by Tenant shall be held in deposit for Landlord and immediately forwarded to Landlord.  No such transaction or collection of Rent or application thereof by Landlord, however, shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of its covenants, duties, or obligations hereunder.

(h)           Should Tenant request of Landlord the right to assign or sublet its rights under this Lease, Landlord shall charge Tenant and Tenant shall pay to Landlord the actual cost of Landlord’s legal fees and administrative costs up to a maximum amount of One Thousand and No/100 Dollars ($1,000.00).

14.  DEFAULT.  This Lease and Tenant’s right to possession of the Premises is made subject to and conditioned upon Tenant performing all of the covenants and obligations to be performed by Tenant hereunder, at the times and pursuant to terms and conditions set forth herein.  If Tenant (i) fails to pay any Rent or other charge when the same is due and such monetary default continues to exist in full or part at the expiration of five (5) days after written notice is given by Landlord to Tenant; provided, however, Landlord shall only be obligated to provide such written notice to Tenant one (1) time within any calendar year and in the event Tenant fails to timely pay Rent or any other sums for a second time during any calendar year, then Tenant shall be in default for such late payment and Landlord shall have no obligation or duty to provide notice of such non-payment to Tenant prior to declaring an event of default under this Lease, (ii) fails to comply with or observe any other provision of this Lease and such failure shall continue for thirty (30) days after written notice to Tenant except that if such failure can not reasonably be cured within such 30 day period, Tenant shall be afforded such additional cure period as shall be reasonably necessary to effect cure (provided that Tenant is acting in good faith and with constant diligence to cure such failure); (iii) makes an assignment for the benefit of creditors, (iv) vacates or abandons the Premises for more than thirty (30) days, (v) files or has filed against it a petition in bankruptcy, (vi) has a receiver, trustee or liquidator appointed over a substantial portion of its property, or (vii) is adjudicated insolvent (each of the foregoing each being referred to hereafter as a “Default”), then Tenant shall be in default under this Lease.  In the event of a Default under this Lease by Tenant, Landlord may either (a) terminate this Lease, or (b) terminate Tenant’s right of possession to the Premises without terminating this Lease.  In either event, Landlord shall have the right to dispossess Tenant, or any other person in occupancy, together with their property, and re-enter the Premises.  Upon such re-entry, Tenant shall be liable for all expenses incurred by Landlord in recovering the Premises, including, without limitation, clean-up costs, legal fees, removal, storage or disposal of Tenant’s property, and restoration costs.

In the event Landlord elects to terminate this Lease, all Rent through the effective date of termination shall immediately become due, together with any late fees payable to Landlord and the aforesaid expenses incurred by Landlord to recover possession, plus an amount equal to all tenant concessions granted to Tenant including, but not limited to, free or reduced rent, all tenant finish constructed within the Premises, or any contribution paid to Tenant in lieu thereof.

In the event Landlord elects not to terminate this Lease, but only to terminate Tenant’s right of possession to the Premises, Landlord may re-enter the Premises without process of law if Tenant has vacated the Premises or, if Tenant has not vacated the Premises by an action for ejection, unlawful detainer, or other process of law.  No such dispossession of Tenant or re-entry by Landlord shall constitute or be construed as an election by Landlord to terminate this Lease, unless Landlord delivers written notice to Tenant specifically terminating this Lease.  Tenant shall remain liable for all past due Rent and late fees, plus the aforesaid expenses incurred by Landlord to recover possession of the Premises.  In addition, Tenant shall be liable for all Rent thereafter accruing under this Lease, payable at Landlord’s election:  (a) monthly as such Rent accrues, in an amount equal to the Rent payable under this Lease less the rent (if any) collected from any reletting, or (b) in a lump sum within thirty (30) days after Landlord repossesses the Premises, in an amount equal to the total Rent payable under this Lease for the unexpired term, discounted at the rate of six percent (6%), per annum.  In the event the Premises are relet, Tenant shall also be liable for all costs of reletting, including, without limitation, any broker’s fees, legal fees, and/or tenant finish required to be paid in connection with any reletting.

In addition to any other remedy afforded Landlord under this Lease, Tenant hereby grants to Landlord a continuing security interest upon all of Tenant’s goods, wares, equipment, fixtures, furniture, inventory, accounts, contract rights, chattel paper and other personal property (hereinafter collectively referred to as “Security”) situated within the Premises.  In the event Tenant shall be in Default under this Lease, Tenant shall not remove any such Security from the Premises without the prior written consent of Landlord; and Landlord shall have all rights and remedies under the Uniform Commercial Code including, without limitation, the right to sell such Security at public or private sale upon five (5) days prior written notice to Tenant, Tenant hereby agrees to execute financing statements and other reasonable instruments necessary or desirable, in Landlord’s discretion, to perfect any security interest hereby created.  The lien hereby created shall be in addition to any statutory lien granted under the laws of the State of Georgia.

No payment of money by Tenant after the termination of this Lease, service of any notice, commencement of any suit, or after final judgment for possession of the Premises, shall reinstate this Lease or affect any such notice, demand or suit, or imply consent for any action for which Landlord’s consent is required.  Tenant shall pay all costs and reasonable actual attorney’s fees incurred by Landlord from enforcing the covenants of this Lease.  Should Landlord elect not to exercise its rights in the event of a Default, it shall not be deemed a waiver of such rights as to subsequent Defaults.

15.  HOLDOVER.  Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, without demand, in as good condition as when delivered to Tenant, reasonable wear and tear excepted.  If Tenant shall remain in possession of the Premises after the termination of this Lease, and hold over for any reason, Tenant shall be deemed guilty of unlawful detainer; or, at Landlord’s election, Tenant shall be deemed a holdover tenant and shall pay to Landlord monthly Rent equal to one hundred fifty percent (150%) of the total Rent payable hereunder during the last month prior to any such holdover.  In addition, Tenant shall be liable for all damages incurred by Landlord as a result of such holding over.  Should any of Tenant’s property remain within the Premises after the termination of this Lease, it shall be deemed abandoned, and Landlord shall have the right to store or dispose of it at Tenant’s cost and expense.

16.  RIGHT TO CURE TENANT’S DEFAULT.  In the event Tenant is in Default under any provision of this Lease, other than for the payment of Rent, and Tenant has not cured same within ten (10) days after receipt of Landlord’s written notice, Landlord may cure such Default on behalf of Tenant, at Tenant’s expense.  Landlord may also perform any obligation of Tenant, without notice to Tenant, should Landlord deem the performance of same to be an emergency.  Any monies expended by Landlord to cure any such Default(s), or resolve any deemed emergency shall be payable by Tenant as Additional Rent.  If Landlord incurs any expense, including reasonable attorney’s fees, in prosecuting and/or defending any action or proceeding by reason of any emergency or Default, Tenant shall reimburse Landlord for same, as Additional Rent, with interest thereon at twelve percent (12%) annually from the date such payment is due Landlord.

17.  HOLD HARMLESS.  Except to the extent caused by Landlord’s negligence or willful misconduct, Tenant hereby releases, discharges and shall indemnify, hold harmless and defend Landlord, at Tenant’s sole cost and expense, from all losses, claims, liability, damages, and expenses (including reasonable attorney’s fees) caused by Tenant or its employees, agents, contractors, assignees, subtenants or invitees and due to (i) any damage or injury to persons or property of third persons, (ii) Tenant’s use or occupancy of the Premises, (iii) Tenant’s breach of any covenant under this Lease, or (iv) Tenant’s use of any equipment, facilities or property in, on, or adjacent to the Property.  In the event any suit shall be instituted against Landlord by any third person for which Tenant is hereby indemnifying and holding Landlord harmless, Tenant shall defend such suit at Tenant’s sole cost and expense.  This Paragraph shall survive the expiration or earlier termination of this Lease.

18.  CONDEMNATION.  If the whole or any part of the Property or the Premises shall be taken in condemnation, or transferred by agreement in lieu of condemnation, either Tenant or Landlord may terminate this Lease by serving the other party with written notice of same, effective as of the taking date; provided in the case of termination by Tenant that at least 50% of the Premises is so taken and the remaining portion of the Premises is not adequate for the purpose set forth in Item 18 of the Basic Lease Provisions of this Lease.  If neither Tenant nor Landlord elect to terminate this Lease as aforesaid, then this Lease shall terminate on the taking date only as to that portion of the Premises so taken, and the Rent and other charges payable by Tenant shall be reduced proportionally.  Landlord shall be entitled to, and Tenant hereby assigns to Landlord any interests it might have in, the entire condemnation award for all realty and improvements and the value of Tenant’s leasehold interest.  Tenant shall, to the extent available from the condemning authority and separately awarded to Tenant, be entitled to an award for Tenant’s fixtures, personal property, and reasonable moving expenses only, provided Tenant independently petitions the condemning authority for same.  Notwithstanding the aforesaid, if any condemnation takes a portion of the parking area the result of which does not reduce the minimum required parking ratio below that established by local code or ordinance, this Lease shall continue in full force and effect without modification.

19.  INSURANCE.  Landlord shall maintain in full force and effect policies of insurance covering the Property in an amount not less than eighty percent (80%) of the Property’s “replacement cost”, as such term is defined in the Replacement Cost Endorsement attached to such policy, insuring against physical loss or damage generally included in the classification of “all risk” or “special form” coverage.  Except as set forth below, such insurance shall be for the sole benefit of Landlord, and under Landlord’s sole control.

Tenant shall maintain in full force and effect throughout the term of this Lease policies providing “all risk” or “special form” insurance coverage protecting against physical damage (including, but not limited to, fire, lightning, extended coverage perils, vandalism, sprinkler leakage, water damage, collapse, and other special extended perils) to the extent of 100% of the replacement cost of Tenant’s property and improvements, as well as broad form comprehensive or commercial general liability insurance, in an occurrence form, insuring Landlord and Tenant jointly against any liability (including bodily injury, property damage and contractual liability) arising out of Tenant’s use or occupancy of the Premises, with a combined single limit of not less than $2,000,000, or for a greater amount as may be reasonably required by Landlord from time to time.  All such policies shall be of a form and content satisfactory to Landlord; and Landlord, its Property Manager, and any Mortgagee, shall be named as an additional insured on all such policies.  All policies shall be with companies licensed to do business in the State of Georgia, with financial ratings not lower than VII in Best’s Insurance Guide (most current edition).  Tenant shall furnish Landlord with certificates of all policies at least ten (10) days prior to occupancy; and, further, such policies shall provide that not less than thirty (30) days written notice be given to Landlord before any such policies are canceled or substantially changed to reduce the insurance provided thereby.  All such policies shall be primary and non-contributing with or in excess of any insurance carried by Landlord, Tenant shall not do any act which may make void or voidable any insurance on the Premises or Property; and, in the event Tenant’s use of the Premises shall result in an increase in Landlord’s insurance premiums, Tenant shall pay to Landlord upon demand, as Additional Rent, an amount equal to such increase in insurance.

Landlord, Tenant, and all parties claiming under them, each mutually release and discharge each other from responsibility for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the Building or the Property (or which would have been paid had the insurance required to be maintained hereunder been in full force and effect), no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof.  Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the Building or the Property, shall contain, in the case of Tenant’s policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord’s policies, a waiver of subrogation provision or endorsement in favor of Tenant, or, in the event that such insurers cannot or shall not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease.  Tenant agrees to indemnify, protect, defend and hold harmless Landlord, and its agents, officers, employees and contractors from and against any claim, suit or cause of action asserted or brought by Tenant’s insurers for, on behalf of, or in the name of Tenant, including, but not limited to, claims for contribution, indemnity or subrogation, brought in contravention of this Paragraph 19.  The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

20.  MORTGAGES.  This Lease is subject and subordinated to any mortgages, deeds of trust or underlying leases, as well as to any extensions or modifications thereof (hereinafter collectively referred to as “Mortgages”), now of record or hereafter placed of record.  In the event Landlord exercises its option to further subordinate this Lease, Tenant shall at the option of the holder of said Mortgage attorn to said holder.  Any subordination shall be self-executing, but Tenant shall, at the written request of Landlord, execute such further assurances as Landlord deems desirable to confirm such subordination.  In the event Tenant should fail or refuse to execute any instrument required under this Paragraph, within fifteen (15) days after Landlord’s request, Landlord shall be granted a limited power of attorney to execute such instrument in the name of Tenant.  In the event any existing or future lender, holding a mortgage, deed of trust or other commercial paper, requires a modification of this Lease which does not increase Tenant’s Rent hereunder, or does not materially change any obligation of Tenant hereunder, Tenant agrees to execute appropriate instruments to reflect such modification, upon request by Landlord.

21.  LIENS.  Tenant shall not mortgage or otherwise encumber or allow to be encumbered its interest herein without obtaining the prior written consent of Landlord.  Tenant shall not allow any liens to be filed against the Premises or the Property, and Tenant shall keep the Premises and the Property free and clear of any mechanic’s and materialman’s liens arising in connection with any repair or alteration to the Premises performed by Tenant or its contractors.  Should Tenant cause any mortgage, lien or other encumbrance (hereinafter singularly or collectively referred to as “Encumbrance”) to be filed, against the Premises or the Property, Tenant shall dismiss or bond against same within fifteen (15) days after the filing thereof.  If Tenant fails to remove said Encumbrance within said fifteen (15) days, Landlord shall have the absolute right to remove said Encumbrance by whatever measures Landlord shall deem convenient including, without limitation, payment of such Encumbrance, in which event Tenant shall reimburse Landlord, as Additional Rent, all costs expended by Landlord, including reasonable attorneys fees, in removing said Encumbrance.  Tenant shall indemnify, defend and hold harmless Landlord and its agents, employees and contractors from and against any damages, losses or costs arising out of any such claim and from any liens or encumbrances arising from any work performed by Tenant or on behalf of Tenant in the Premises or the Property.  Tenant’s indemnification of Landlord contained in this Paragraph shall survive the expiration or earlier termination of this Lease.  All of the aforesaid rights of Landlord shall be in addition to any remedies which either Landlord or Tenant may have available to them at law or in equity.  Notwithstanding anything in this Lease to the contrary, Tenant is not authorized to act for or on behalf of Landlord as Landlord’s agent or otherwise, for any purposes of constructing improvements, additions or alterations to the Premises.

22.  GOVERNMENT REGULATIONS.  Tenant, at Tenant’s sole cost and expense, shall conform with all laws and requirements of any Municipal, State, or Federal, authorities now in force, or which may hereafter be in force, pertaining to the Premises, as well as any requirement of Landlord’s insurance carrier with respect to Tenant’s use of the Premises.  The judgment of any court, or an admission of Tenant in any action or proceeding at law, whether Landlord be a party thereto or not, shall be conclusive of the fact as between Landlord and Tenant.

23.  NOTICES.  All notices which are required to be given hereunder shall be in writing, and delivered by either (a) United States registered or certified mail, or (b) an overnight commercial package courier/delivery service with a follow-up letter sent by United States mail; and such notices shall be sent postage prepaid, addressed to the parties hereto at their respective addresses set forth in Items 20 and 21 of the Basic Lease Provisions.  Either party may designate a different address by giving notice to the other party of same at the address set forth above.  Notices shall be deemed received on the date of the return receipt.  If any such notices are refused, or if the party to whom any such notice is sent has relocated without leaving a forwarding address, then the notice shall be deemed received on the date the notice-receipt is returned stating that the same was refused or is undeliverable at such address.

24.  PARKING.  Tenant shall be entitled to the non-exclusive use of no less than 29 parking spaces in that certain area as shown on Exhibit A.  Tenant shall be liable for all vehicles owned, rented or used by Tenant or Tenant’s agents, employees, contractors and invitees in or about the Property.  Tenant shall not store any equipment, inventory or other property in any trucks, nor store any trucks on the parking lot of the Property.  Notwithstanding the aforesaid, in the event the Premises have access to a loading dock which exclusively services the Premises, then Tenant shall have the right to park overnight its operable trucks in front of such loading docks; provided, however, such operable trucks shall not block or restrict access to and from the Building and the parking lot.  Tenant shall not park or store any motor vehicles within the Premises.  In the event the Premises have access to a loading dock which does not exclusively service the Premises, Tenant shall not park its trucks in the dock area longer than the time it takes to reasonably load or unload its trucks.  In no event shall Tenant park any vehicle in or about a loading dock which exclusively services another tenant within the Property, or in a thoroughfare, driveway, street, or other area not specifically designated for parking.  Landlord reserves the right to establish uniform rules and regulations for the loading and unloading of trucks upon the Property, which rules may include the right to designate specific parking spaces for tenants’ use.  Upon request by Landlord, Tenant shall move its trucks and vehicles if, in Landlord’s reasonable opinion, said vehicles are in violation of any of the above restrictions.

25.  OWNERSHIP.

(a)           In the event of a sale or conveyance by Landlord of the Building or the Property, Landlord shall be released from any and all liability under this Lease.  If the Security Deposit has been made by Tenant prior to such sale or conveyance, Landlord shall transfer the Security Deposit to the purchaser, and upon delivery to Tenant of notice thereof, Landlord shall be discharged from any further liability in reference thereto.

(b)           Landlord shall not be in default of any obligation of Landlord hereunder unless Landlord fails to perform any of its obligations under this Lease within thirty (30) days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, Landlord shall not be in default if Landlord commences to cure such default within the thirty (30) day period and thereafter diligently prosecutes the same to completion.  All obligations of Landlord under this Lease will be binding upon Landlord only during the period of its ownership of the Premises and not thereafter.  All obligations of Landlord hereunder shall be construed as covenants, not conditions; and, except as may be otherwise expressly provided in this Lease, Tenant may not terminate this Lease for breach of Landlord’s obligations hereunder.

(c)           ANY LIABILITY OF LANDLORD FOR A DEFAULT BY LANDLORD UNDER THIS LEASE, OR A BREACH BY LANDLORD OF ANY OF ITS OBLIGATIONS UNDER THIS LEASE, SHALL BE LIMITED SOLELY TO ITS INTEREST IN THE PROPERTY, AND IN NO EVENT SHALL ANY PERSONAL LIABILITY BE ASSERTED AGAINST LANDLORD OR ANY OWNER, PARTNER, MEMBER OF SHAREHOLDER OF LANDLORD, OR ANY MANAGER, AGENT, EMPLOYEE OR OFFICER OF LANDLORD IN CONNECTION WITH THIS LEASE NOR SHALL ANY RECOURSE BE HAD TO ANY OTHER PROPERTY OR ASSETS OF LANDLORD.  TENANT’S SOLE AND EXCLUSIVE REMEDY FOR A DEFAULT OR BREACH OF THIS LEASE BY LANDLORD SHALL BE EITHER (I) AN ACTION FOR DAMAGES, OR (II) AN ACTION FOR INJUNCTIVE RELIEF; TENANT HEREBY WAIVING AND AGREEING THAT TENANT SHALL HAVE NO OFFSET RIGHTS OR RIGHT TO TERMINATE THIS LEASE ON ACCOUNT OF ANY BREACH OR DEFAULT BY LANDLORD UNDER THIS LEASE, UNDER NO CIRCUMSTANCES WHATSOEVER SHALL LANDLORD EVER BE LIABLE FOR PUNITIVE, CONSEQUENTIAL OR SPECIAL DAMAGES UNDER THIS LEASE AND TENANT WAIVES ANY RIGHTS IT MAY HAVE TO SUCH DAMAGES UNDER THIS LEASE IN THE EVENT OF A BREACH OR DEFAULT BY LANDLORD UNDER THIS LEASE.

26.  SECURITY DEPOSIT.  Tenant has deposited with Landlord a Security Deposit as set forth in Item 15 of the Basic Lease Provisions, as security for the full and faithful performance of Tenant’s obligations under this Lease.  The parties agree that Landlord holds such deposit as a creditor of Tenant and not as Tenant’s trustee and that, unless otherwise required by law, Landlord shall not be required to keep said Security Deposit separate from its general funds, nor pay any interest thereon to Tenant.  Such Security Deposit shall not be construed as an advance Rent payment or as a measure of Landlord’s damages in the event of a Default by Tenant.  If Tenant should be placed in Default with respect to any provision of this Lease, Landlord may apply all or a portion of said Security Deposit for the payment of any sum in Default or for the payment of any amount which Landlord expends by reason of such Default.  If any portion of said Security Deposit is so applied, Tenant shall deposit with Landlord, within five (5) days after receipt of Landlord’s written demand, an amount sufficient to restore said Security Deposit to its original amount.  Upon the expiration of this Lease, Landlord shall return said Security Deposit to Tenant, provided Tenant has paid to Landlord all sums owing to Landlord under this Lease, and Tenant has returned the Premises to Landlord in as good order and satisfactory condition as when Tenant took possession.

Notwithstanding anything contained herein to the contrary, the Security Deposit under the Lease shall be $439,540.23, which such amount constitutes $12,577.00 in the form of a cash security deposit (“Cash Security Deposit”) and $426,963.23 in the form of an unconditional, irrevocable letter of credit from a bank reasonably acceptable to Landlord and in substantially similar form as shown in Exhibit H attached hereto (“Letter of Credit”).  The Letter of Credit shall either provide that it does not expire until the end of the Lease Term or, if it is for less than the full term of the Lease, shall be renewed by Tenant at least 60 days prior to its expiration during the Term of the Lease.  The Letter of Credit shall provide that it may be drawn down upon by Landlord at any time Landlord delivers its site draft to the bank.  If Landlord sells or conveys the Premises, Tenant shall, at Landlord’s request, cooperate in having the Letter of Credit transferred to the purchaser and Landlord agrees to notify Tenant in writing in the event of such transfer.  If the Letter of Credit is ever drawn upon by Landlord pursuant to the terms of the Lease, Tenant shall within ten (10) days thereafter cause the Letter of Credit to be restored to the then existing amount at the time of the draw down.

Further, in the event Tenant fails to renew the Letter of Credit in accordance with the terms and conditions as set forth in this Amendment, or in the event that Tenant shall commence any proceeding for relief, as defined in Paragraph 23(ii) of the Lease, an immediate Default shall be deemed to have occurred, without the requirement of notice or opportunity to cure, in which case Landlord may immediately draw down on the Letter of Credit.

Notwithstanding the foregoing, provided that as of the first day of the 61st month of the Initial Term, no Default by Tenant has existed, exists, or would exist but for the passage of time or the giving of notice, or both; then the Letter of Credit shall terminate on the first day of the 61st calendar month following the Commencement Date.  It is the express intent of the parties that the Cash Security Deposit shall not decrease or terminate, but shall remain in the amount as set forth above throughout the entire Lease Term.

27.  ESTOPPEL CERTIFICATES.  Upon Landlord’s written request, Tenant shall execute and return to Landlord, within fifteen (15) days, a statement in writing certifying that this Lease is unmodified and in full force and effect, that Tenant has no defenses, offsets or counterclaims against its obligations to pay any Rent or to perform any other covenants under this Lease, that there are no uncured Defaults of Landlord or Tenant, and setting forth the dates to which the Rent and other charges have been paid, and any other information reasonably requested by Landlord.  In the event Tenant fails to return such statement within said fifteen (15) days, setting forth the above or, alternatively, setting forth those lease modifications, defenses and/or uncured Defaults, Tenant shall be in default hereunder or, at Landlord’s election, it shall be deemed that Landlord’s statement is correct with respect to the information therein contained.  Any such statement delivered pursuant to this Paragraph may be relied upon by any prospective purchaser, mortgagee, or assignee of any mortgagee of the Property.

28.  CONDITION OF PREMISES.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE, LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED PURPOSE OR USE, WHICH DISCLAIMER IS HEREBY ACKNOWLEDGED BY TENANT.  THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

(i)           ACCEPTS THE PREMISES, THE BUILDING AND LEASEHOLD IMPROVEMENTS AS SUITABLE FOR THE PURPOSES FOR WHICH THE PREMISES WERE LEASED;

(ii)           ACCEPTS THE PREMISES AND PROPERTY AS BEING IN GOOD AND SATISFACTORY CONDITION;

(iii)           WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE, EXCEPT THAT TENANT’S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD’S COMPLETION OF MINOR FINISH WORK ITEMS THAT DO NOT INTERFERE WITH TENANT’S OCCUPANCY OF THE PREMISES; AND

(iv)           WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY OR HABITABILITY.

29.  SUBSTITUTE PREMISES.  Subject to the conditions specified in this Paragraph 29, Landlord reserves the right without Tenant’s consent, on thirty (30) days’ prior written notice to Tenant, to substitute other premises within the Property for the Premises.  In each such case, the substituted premises shall (a) contain substantially the same rentable area as the Premises, (b) contain comparable tenant improvements, and (c) be made available to Tenant at the then current rental rate for such space, which in no event, shall exceed the per square foot rental rate in effect at the time of such substitution.  Landlord shall pay all reasonable moving expenses of Tenant incidental to such substitution of premises.

30.  PERSONAL PROPERTY TAXES.  Tenant shall timely pay all taxes assessed against Tenant’s personal property and all improvements to the Premises in excess of Landlord’s standard installations, If said personal property and improvements are assessed with the property of Landlord, Tenant shall pay to Landlord an amount equal to Tenant’s share of such taxes, within ten (10) days after receipt of Landlord’s statement for same.

31.  BROKERAGE.  Landlord and Tenant each warrant to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only those referred to in Items 23 and 24 of the Basic Lease Provisions (“Brokers”) and that it knows of no other real estate broker or agent who is or might be entitled to a commission in connection with this Lease.  Landlord and Tenant each hereby agree to indemnify, defend and hold the other harmless from and against all claims for any brokerage commissions, finders’ fees or similar payments by any persons other than those Brokers listed above and all costs, expenses and liabilities incurred in connection with such claims, including reasonable attorneys’ fees and costs.

32.  SEVERABILITY.  In the event any provision of this Lease is invalid or unenforceable, the same shall not affect or impair the validity or enforceability of any other provision.

33.  HAZARDOUS MATERIALS.  Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Property by Tenant, its agents, employees, contractors, sublessees or invitees without the prior written consent of Landlord.  Landlord shall be entitled to take into account such other factors or facts as Landlord may reasonably determine to be relevant to determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material.  In no event, however, shall Landlord be required to consent to the installation or use of any storage tanks on the Property.  Tenant, at its sole cost and expense, shall remediate in a manner satisfactory to Landlord any Hazardous Materials released on or from the Property by Tenant, its agents, employees, contractors, subtenants or invitees.  Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture or release of Hazardous Materials on the Premises.  As defined in any applicable laws, Tenant is and shall be deemed to be the “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises by Tenant, its agents, employees, contractors or invitees, and the wastes, by-products, or residues generated, resulting, or produced therefrom.  As used in the Lease, the term “Hazardous Materials” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substance”, “hazardous wastes,” “hazardous material”, or “toxic substances” now or subsequently regulated under any applicable federal, state or local laws or regulations, including without limitation petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.  Each of the covenants and agreements of Tenant set forth in this Paragraph shall survive the expiration or earlier termination of this Lease.

Notwithstanding anything contained herein to the contrary, Landlord hereby agrees it will indemnify, defend, save and hold harmless Tenant from any and all damages, claims, liabilities, loss, costs and expenses (including reasonable attorneys’ fees) incurred by or asserted against Tenant arising out of (a) any Hazardous Materials existing on or about the Property prior to Tenant’s occupancy of the Premises, (b) any release of Hazardous Materials caused by Landlord, its agents, employees, or contractors, (c) any breach by Landlord of its obligations hereunder.

34.  MISCELLANEOUS.

(a)           In addition to the terms and conditions set forth herein, Landlord and Tenant shall be bound by those certain Rules and Regulations, set forth on Exhibit D, attached hereto and made a part hereof.

(b)           All of the covenants of Tenant hereunder shall be deemed and construed to be “conditions” as well as “covenants” as though both words were used in each separate instance.

(c)           This Lease shall not be recorded by Tenant without the prior written consent of Landlord.

(d)           The paragraph headings appearing in this Lease are inserted only as a matter of convenience, and in no way define or limit the scope of any paragraph.

(e)           Except with respect to Tenant’s obligation for the payment of Rent hereunder, in the event any obligation to be performed by either Landlord or Tenant is prevented or delayed due to labor disputes, acts of God, inability to obtain materials, government restrictions, casualty, or other causes beyond the control of the parties hereto, the party liable to perform such obligation shall be excused from performing same for a period of time equal to any aforesaid delay.

(f)           Submission of this Lease shall not be deemed to be an offer, or an acceptance, or a reservation of the Premises; and Landlord shall not be bound hereby until Landlord has delivered to Tenant a fully executed copy of this Lease, signed by both of the parties on the last page of this Lease in the spaces herein provided.  Until such delivery, Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained herein to the contrary, Landlord may withhold possession of the Premises from Tenant until such time as Tenant has paid to Landlord the Security Deposit required by Paragraph 26 of this Lease, and the first month of Base Rent as set forth in Paragraph 4 of this Lease.

(g)           All of the terms of this Lease shall extend to and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

(h)           This Lease and the parties’ respective rights hereunder shall be governed by the laws of the State of Georgia.  Tenant has only a usufruct, not an estate for years, and not subject to levy, Lien or sale.  In the event of litigation, suit shall be brought in Gwinnett County, Georgia.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD AND TENANT HEREBY WAIVE ANY AND ALL RIGHT TO A TRIAL BY JURY ON ANY ISSUE TO ENFORCE ANY TERM OR CONDITION OF THIS LEASE, OR WITH RESPECT TO LANDLORD’S RIGHT TO TERMINATE THIS LEASE, OR TERMINATE TENANT’S RIGHT OF POSSESSION.

(i)           In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable actual attorneys’ fees and costs (including, without limitation, court costs and expert witness fees) incurred in such action.  Such amounts shall be included in any judgment rendered in any such action or proceeding.

(j)           No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant.  Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval under this Lease shall not be deemed to render unnecessary the obtaining of Landlord’s consent to or approval of any subsequent act of Tenant.  No act or thing done by Landlord or Landlord’s agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, unless in writing signed by Landlord.  The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of the Lease or a surrender of the Premises.  The acceptance of any Rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach or any other breach unless such waiver is expressly stated in a writing signed by Landlord.

(k)           Landlord shall be the sole determinant of the type and amount of any access control or courtesy guard services to be provided to the Property, if any.  IN ALL EVENTS, LANDLORD SHALL NOT BE LIABLE TO TENANT, AND TENANT HEREBY WAIVES ANY CLAIM AGAINST LANDLORD, FOR (I) ANY UNAUTHORIZED OR CRIMINAL ENTRY OF THIRD PARTIES INTO THE PREMISES, THE BUILDING OR THE PROPERTY, (II) ANY DAMAGE TO PERSONS, OR (III) ANY LOSS OF PROPERTY IN AND ABOUT THE PREMISES, THE BUILDING OR THE PROPERTY, BY OR FROM ANY UNAUTHORIZED OR CRIMINAL ACTS OF THIRD PARTIES, REGARDLESS OF ANY ACTION, INACTION, FAILURE, BREAKDOWN, MALFUNCTION AND/OR INSUFFICIENCY OF THE ACCESS CONTROL OR COURTESY GUARD SERVICES PROVIDED BY LANDLORD.

(l)           Upon Tenant’s paying the Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the term hereof without hindrance or ejection by any person lawfully claiming under Landlord, subject to the provisions of this Lease and to the provisions of any (i) covenants, conditions and restrictions, (ii) master lease, or (iii) Mortgages to which this Lease is subordinate or may be subordinated.

(m)           Time is of the essence of this Lease and each and all of its provisions.

(n)           If Tenant is a corporation, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in the State of Georgia, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is authorized to do so.  If Tenant is a partnership or trust, each individual executing this Lease on behalf of Tenant hereby covenants and warrants that he is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the terms of such entity’s partnership or trust agreement.  Tenant shall provide Landlord on demand with such evidence of such authority as Landlord shall reasonably request, including, without limitation, resolutions, certificates and opinions of counsel.

(o)           If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several, and all notices, payments and agreements given or made by, with or to any one of such individuals, corporations, partnerships or other business associations shall be deemed to have been given or made by, with or to all of them.  In like manner, if Tenant shall be a partnership or other business association, the members of which are, by virtue of statute or federal law, subject to personal liability, then the liability of each such member shall be joint and several.

(p)           This Agreement is the result of arms-length negotiations between Landlord and Tenant and their respective attorneys.  Accordingly, neither party shall be deemed to be the author of this Lease and this Lease shall not be construed against either party.

(q)           Upon Landlord’s written request, Tenant shall promptly furnish Landlord, from time to time, with the most current audited financial statements prepared in accordance with generally accepted accounting principles, certified by Tenant and an independent auditor to be true and correct, reflecting Tenant’s then current financial condition.

(r)           This Lease may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute but one and the same instrument.

35.  PATRIOT ACT COMPLIANCE.  Tenant represents to Landlord that Tenant is not a person or entity described by Section 1 of the Executive Order (No. 13224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2011), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities or any forbidden entity.  A “forbidden entity” is defined as (i) the governments of Cuba, Iran, North Korea, Myanmar, Syria and Sudan (each, a “Prohibited Country”) and any of their agencies, including but not limited to, political units and subdivisions (each, a “Prohibited Government”); (ii) any company that (1) is wholly or partially managed or controlled by a Prohibited Government, (2) is established, organized under, or whose principal place of business is in any Prohibited Country, (3) has failed to submit an affidavit following request therefor averring that it does not own or control any property or asset in and has not and does not transact business with any Prohibited Country; and (iii) to Tenant’s knowledge, any publicly traded company identified by an independent researcher specializing in global security as (1) owning or controlling property or assets or having employees or facilities located in, (2) providing goods or services to or obtaining goods or services from, (3) having distribution agreements with, issuing credits or loans to or purchasing bonds or commercial paper issued by, or (4) investing in any Prohibited Country or any company domiciled in any Prohibited Country.  For purposes of this Paragraph, a “company” is any entity whether publicly traded or privately owned capable of affecting commerce, including but not limited to, a government, government agency, natural person, legal person, sole proprietorship, partnership, firm, corporation, subsidiary, affiliate, franchisor, franchisee, joint venture, trade association, financial institution, utility, public franchise, provider of financial services, trust, or enterprise and any association thereof.

36.  SATELLITE DISH.  Landlord hereby grants Tenant the right to install, maintain and replace from time to time (i) a single antenna satellite dish or similar antenna device (hereinafter “Satellite Dish”) and (ii) such HVAC and refrigeration or other equipment necessary for the operation of Tenant’s business (“Roof Equipment”, together with the Satellite Dish, collectively, the “Roof Items”), on the roof of the Premises, subject to the following:  (a) compliance with applicable governmental laws; (b) with respect to the Satellite Dish, installation to be done by a certified satellite dish installer and a certified roofing contractor; (c) the right of Landlord to supervise any roof penetrations; (d) compliance with the conditions of any roof bond maintained by Landlord on the Premises; and (e) ensuring all Roof Items are not visible at street level.  Tenant shall be responsible for the repair of any damage to any portion of the Premises caused by Tenant’s installation, use or removal of the Roof items.  The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease, provided that Tenant is not in default of its obligations under the Lease.  Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including, without limitation, reasonable attorney fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant’s installation, maintenance, use or removal of the Roof Items.

WHEREFORE, Landlord and Tenant have respectively executed this Lease the day and year first above written.

LANDLORD:	TENANT:

CIVF I-GA1W15-W23, LLC, a Delaware limited liability company	ADMA Biologics, Inc, a Delaware corporation

By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its Sole Member

By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its General Partner

By:	/s/ Daryl H. Mechem	By:	/s/ Jerrold B. Grossman
	Daryl H. Mechem	Name: Jerry Grossman
	Managing Director	Title: CEO
Date: 6/16/08		Date: 6/3/08

ADMA Biocenters Georgia, Inc, a Delaware corporation

By:	/s/ Jerrold B. Grossman
Name: Jerrold B. Grossman
Title: CEO
Date: 6/3/08

LEASE CONFIRMATION CERTIFICATE

This LEASE CONFIRMATION CERTIFICATE is executed as of this 13th day of November, 2008 by and between CIVF I-GA1W15-W23, LLC, a Delaware limited liability company (“Landlord”), and ADMA BIOCENTERS GEORGIA INC., a Delaware corporation, and ADMA BIOLOGICS, INC., a Delaware corporation (jointly and severally, as “Tenant”).

WITNESSETH:

WHEREAS, on June 1, 2008, Landlord and Tenant entered into that certain Agreement of Lease (the “Lease”), for the lease of approximately 12,598 rentable square feet (“Premises”) located at 6290 Jimmy Carter Boulevard, Norcross, Georgia (“Building”), and being more particularly described in the Lease.  Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Lease; and

WHEREAS, pursuant to Paragraph 2 of the Lease, the parties have agreed to execute a written statement (the “Lease Confirmation Certificate”) setting forth the Commencement Date, the Expiration Date of the Initial Term and certain other lease terms.

NOW, THEREFORE, Tenant and Landlord hereby state as follows:

(a)	Commencement Date:	October 1, 2008
Expiration Date of Initial Term:	September 30, 2018

(b)	Pursuant to Item 11 of the Basic Lease Provisions of the Lease, the Base Rent during the Initial Term is as follows:

Period	Annual Rent Amount	Monthly Rent Amount

10/01/08 through 09/30/09	$140,467.68	$11,705.64
10/01/09 through 09/30/10	$143,995.20	$11,999.60
10/01/10 through 09/30/11	$147,648.60	$12,304.05
10/01/11 through 09/30/12	$151,302.00	$12,608.50
10/01/12 through 09/30/13	$155,081.40	$12,923.45
10/01/13 through 09/30/14	$158,986.80	$13,248.90
10/01/14 through 09/30/15	$163,018.08	$13,584.84
10/01/15 through 09/30/16	$167,049.48	$13,920.79
10/01/16 through 09/30/17	$171,206.88	$14,267.24
10/01/17 through 09/30/18	$175,490.16	$14,624.18

This Lease Confirmation Certificate is intended to determine the various dates and time periods referenced above based on the substantive provisions contained in the Lease in light of the actual facts and circumstances that have come to pass.  In no event is this Lease Confirmation Certificate intended to modify any substantive provision of the Lease and is limited to clarifying the Commencement Date of the Lease, the Expiration Date of the Initial Term of the Lease and the Base Rent schedule during the Initial Term of the Lease, and in the event of a conflict between the foregoing terms of the Lease and this Lease Confirmation Certificate, the terms of the Lease shall control.

This Lease Confirmation Certificate may be executed in several counterparts, each of which may be deemed an original, and all such counterparts together shall constitute one and the same Lease Confirmation Certificate.

IN WITNESS WHEREOF, the parties have executed this Lease Confirmation Certificate as of the date and year first above written.

LANDLORD:			TENANT:

CIVF I-GA1W15-W23, LLC, a Delaware limited liability company			ADMA Biologics, Inc, a Delaware corporation

By:	DCT Industrial Value Fund I, L.P., a Delaware limited partnership, its Sole Member		By: /s/ Adam Grossman Name: Adam Grossman Title: COO Date: 11/4/08

	By:	DCT Industrial Value Fund I, Inc., a Maryland corporation, its General Partner	ADMA BIOLOGICS, INC., a Delaware corporation

By:	/s/ Vicki Irby	By:	/s/ Jerrold B. Grossman
Name: Vicki Irby		Name: Jerrold B. Grossman Ph.D.
Title: Vice President		Title: Pres
Date: 11/13/08		Date: 11/5/08